UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004 (December 9, 2004)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No)
of incorporation)

1099 18th Street, Suite 2300
Denver, Colorado	80202
(Address of principal	(Zip Code)
executive offices)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Press Release
Press Release

Item 1.01. Entry Into a Material Definitive Agreement.

     On December 9, 2004, Bill Barrett Corporation (the “Company”, “we” or “us”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Goldman, Sachs & Co., as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement (the “Underwriters”), in connection with the Company’s initial public offering.

     The Underwriting Agreement provides for, among other things, the sale by the Company of an aggregate of 13,000,000 shares to the Underwriters for sale to the public. In addition, the Underwriters have an option to buy up to an additional 1,950,000 shares from the Company to cover over-allotments, if any.

     The Company, its executive officers, directors and certain of its stockholders, have agreed with the Underwriters not to dispose of or hedge any shares of the Company’s common stock during the period from the date of the Underwriting Agreement and continuing through the date 180 days after the date of the final prospectus related to the initial public offering, except for certain dispositions or with the prior written consent of the Representatives. The Underwriting Agreement does not apply to any existing employee benefit plans. The 180-day restricted period may be extended if: (1) during the last 17 days of the 180-day restricted period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 15-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release of the announcement of the material news or material event.

     The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     Entities affiliated with each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., one of the other Underwriters, have the right prior to the closing of the offering to designate a member to the Board of Directors of the Company. Entities affiliated with each of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. each beneficially own more than 10% of the Company’s common stock. Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are therefore, deemed to have a “conflict of interest” under Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”). Accordingly, the offering is being made in compliance with the applicable provisions of Rule 2720 of the conduct rules. That rule requires that the initial public offering price can be no higher than that recommended by a “qualified independent underwriter,” as defined by the NASD. Lehman Brothers Inc., another one of the Underwriters, has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of the registration statement related to the offering. In addition, individuals associated with certain of the other Underwriters, namely Petrie Parkman & Co., Inc. and First Albany Capital Inc., beneficially own shares of our Series A preferred stock, each of which for each individual will represent less than 1% of our common stock outstanding after the offering.

     Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, hedging and investment banking services for the Company, for which they received or will receive customary fees and expenses. J.P. Morgan Securities Inc. is the sole lead arranger and sole book runner under our revolving credit facility. JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., is the administrative agent and a lender under our revolving credit facility and is affiliated with one of our stockholders. Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is the sole lead arranger, administrative agent, syndication agent and a lender under our bridge loan.

     The Company implemented a directed share program, pursuant to which it directed the Underwriters to reserve up to 600,000 shares of its common stock for sale at the initial public offering to officers and other employees, directors, family members of officers and representatives of clients, vendors, suppliers and industry partners, all of whom must be natural persons. The directed share program is administered by Lehman Brothers, Inc., which will receive no compensation for administering the program other than its compensation as an underwriter.

     A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein. The description of the Underwriting Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 7.01. Regulation FD Disclosure.

     On December 10, 2004, the Company issued a press release related to the underwritten registered initial public offering of its common stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     On December 15, 2004, the Company issued a press release related to the consummation of the underwritten registered initial public offering of its common stock. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated as of December 9, 2004 by and among the Company and Goldman, Sachs & Co. as representative of the several underwriters named therein.

99.1	Press Release dated December 10, 2004.

99.2	Press Release dated December 15, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2004	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron

Francis B. Barron
Senior Vice President — General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated as of December 9, 2004 by and among the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein.

99.1	Press Release dated December 10, 2004.

99.2	Press Release dated December 15, 2004.

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